                                                                     EXHIBIT 2.3

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK

                                        :
In re                                   :
                                        :     Chapter 11
PINNACLE TOWERS III INC., ET AL.,       :
                                        :     Case Nos. 02-12477 and
                                        :     02-12482 through 02-12484 (BRL)
                            Debtors.    :
                                        :     Jointly Administered
----------------------------------------

            AMENDMENT TO DEBTORS' FIRST AMENDED DISCLOSURE STATEMENT
                 AND FIRST AMENDED JOINT PLAN OF REORGANIZATION

                            DATED: SEPTEMBER 18, 2002

                                  INTRODUCTION

         PINNACLE HOLDINGS INC. ("PHI"), PINNACLE TOWERS INC. ("PTI"), PINNACLE
TOWERS III, INC. ("PT-III") AND PINNACLE SAN ANTONIO LLC ("PSA"), debtors and debtors-in-possession (collectively, the "Debtors"), hereby propose in good faith pursuant to section 1127 of the Bankruptcy Code the following Amendment
(the "Amendment") to their First Amended Plan of Reorganization dated June 27,
2002 (the "First Amended Plan", together with the Amendment, the "Second Amended
Plan") and to their First Amended Disclosure Statement For First Amended Joint
Plan of Reorganization dated June 27, 2002 (the "First Amended Disclosure
Statement" and, as amended, the "Second Amended Disclosure Statement"). Debtors are the proponents of the Second Amended Plan within the meaning of Section 1129 of the Bankruptcy Code. The purpose of this Amendment is to implement the revised treatment of Class 1 Claims following the failure of Debtors' proposed
Exit Facility to close and to facilitate solicitation of the votes of Holders of
Allowed Class 1 Claims. DEBTORS URGE ALL HOLDERS OF ALLOWED CLASS 1 CLAIMS TO
READ THIS AMENDMENT, THE ATTACHED FIRST AMENDED DISCLOSURE STATEMENT AND THE
FIRST AMENDED PLAN IN THEIR ENTIRETY BEFORE VOTING TO ACCEPT OR REJECT THE
SECOND AMENDED PLAN. Debtors also reserve the right to seek confirmation pursuant to 11 U.S.C. ss. 1129(b).

         Unless modified or superseded by the Amendment, all terms and provisions of the First Amended Plan and First Amended Disclosure Statement
shall remain in full force and effect.

         ----------------------------------------------------------------------
         IMPORTANT DATES
         Date by which Ballots must be received: OCTOBER 7, 2002 AT 5:00 P.M.
         (NEW YORK TIME) Date by which objections to Confirmation of the Second
         Amended Plan must be filed and served:  OCTOBER 7, 2002 AT
         12:00 NOON (NEW YORK TIME)
         Hearing on Confirmation of the Second Amended Plan:  OCTOBER 9, 2002
         AT 10:00 A.M. (NEW YORK TIME)
         ----------------------------------------------------------------------

         For purposes of the Second Amended Plan, all dates and times that are described in the First Amended Plan as being calculated based upon the
Confirmation Date shall be calculated based upon the date that the Second
Amended Plan is Confirmed.

         Subject to the Securities Purchase Agreement and certain restrictions and requirements set forth in Section 1127 of the Bankruptcy Code and Rule 3019 of the Bankruptcy Rules, the Debtors reserve the right to alter, amend, modify, revoke or withdraw this Amendment and the Second Amended Plan, one or more times, as Debtors may deem necessary, prior to its substantial consummation.

I.       AMENDMENTS TO DEFINITIONS

         A. NEW DEFINITIONS

                  The following new definitions shall be applicable for all
purposes of the Second Amended Plan:

                  1. "AMENDMENT" means this Amendment to the First Amended Plan and First Amended Disclosure Statement, which is dated September 18, 2002.

                  2. "FIRST AMENDED DISCLOSURE STATEMENT" means the First
Amended Disclosure Statement For First Amended Joint Plan of Reorganization for
PHI, PTI, PSA and PT-III dated June 27, 2002 and all exhibits annexed thereto or referenced therein.

                  3. "FIRST AMENDED PLAN" means the First Amended Joint Plan of
Reorganization for PHI, PTI, PSA and PT-III dated June 27, 2002 and all exhibits annexed thereto or referenced therein.

                  4. "RESTRUCTURED FACILITY" means (i) the existing Credit
Agreement as restructured by a restatement and amendment of the existing Credit
Agreement; and (ii) any post-confirmation revolving credit facility provided by the Pre-Petition Lenders or a subgroup thereof.

                  5. "SECOND AMENDED DISCLOSURE STATEMENT" means the First
Amended Disclosure Statement as amended by this Amendment.

                  6. "SECOND AMENDED PLAN" means the First Amended Plan as
amended by the Amendment.

                  7. "SECOND CONFIRMATION HEARING" means the hearing under
section 1128 of the Bankruptcy Code to consider confirmation of the Second
Amended Plan, which currently is scheduled to take place on October 9, 2002 at
10:00 a.m. (New York time), as such hearing may be adjourned or continued from time to time.

         B. AMENDED DEFINITIONS

                  The following definitions are hereby amended in their
entirety, and whenever they appear in the Second Amended Plan or Second Amended
Disclosure Statement, they shall have the meanings set forth below.

                  1. "CONFIRMATION DATE" means the date that the Confirmation
Order with respect to the Second Amended Plan is entered.

                  2. "CONFIRMATION ORDER" means the order of the Court entered after the Second Confirmation Hearing confirming the Second Amended Plan pursuant to Section 1129 of the Bankruptcy Code.

                  3. "DIP FACILITY" means the post-petition credit advances (but excluding Designated Post-Petition Loans), including letter of credit advances, made from and after the Petition Date, and all other obligations due to the DIP
Lenders, pursuant to that certain Post-Petition Credit Agreement dated May 22,
2002, among Pinnacle Towers Inc., as Borrower, Bank of America, N.A., as
Administrative Agent and the DIP Lenders party thereto, and the Financing
Orders, as finally approved by order of the Court entered June 11, 2002, and as subsequently extended and modified by order of the Court.

                  4. "DISCLOSURE STATEMENT" means the Second Amended Disclosure
Statement.

                  5. "FINANCING ORDERS" means that certain interim order
approving debtor-in-possession financing dated May 22, 2002, that certain final order approving debtor-in-possession financing dated June 11, 2002, and any other order entered by the Court extending, amending or modifying debtor-in-possession financing.

                  6. "PLAN" means the Second Amended Plan.

                  7. "REQUIRED NEW EQUITY AMOUNT" means (x) $205 million plus
(y) the Lease Rejection Amount.

         C. DELETED DEFINITIONS

                  The definitions of "DB Financing" and of "Exit Facility" are hereby deleted in their entirety, and all references to the "DB Financing" and the "Exit Facility" contained in the Plan or Disclosure Statement are hereby deleted in their entirety. Throughout the Plan and Disclosure Statement, wherever a discussion of the DB Financing or the Exit Facility appears, it is deemed to be amended by replacing that discussion with the discussion of the treatment of Class 1 Claims contained in this Amendment.

II.      TREATMENT OF CLASS 1 CLAIMS

         A.       The description of the treatment of Class 1 Claims, wherever it may appear in the Plan and Disclosure Statement, is deleted in its entirety. Throughout the Plan and the Disclosure
                  Statement, wherever a discussion of the treatment of Class 1
                  Claims appears, it is deemed to be amended by replacing that discussion with the following:

                  Class 1 consists of the Allowed Secured Claims of the
                  Pre-Petition Lenders against the Debtors relating to the
                  Credit Agreement and the Designated Post-

                  Petition Lenders relating to the Designated Post-Petition
                  Loans. Class 1 is Impaired.

                  On the Closing Date, the Designated Post-Petition Loans and
                  the Credit Facility shall be paid down from proceeds of the
                  Restructuring Transaction, including the sale of certain
                  assets, if available, such that an aggregate of $275,000,000 principal is left outstanding under the Credit Facility. These funds shall be applied first to pay off the Designated
                  Post-Petition Loans and thereafter to pay down amounts
                  outstanding under the Credit Facility on a pro-rata basis. The
                  Debtors may discharge their obligation pursuant to this
                  section by making payment on Class 1 Claims to the
                  Pre-Petition Agent.

                  On the Closing Date, the Pre-Petition Lenders and the Debtors
                  shall enter or be deemed to have entered into the Restructured
                  Facility. On the Closing Date, Debtors also will cause the
                  Subsidiaries to enter into the Restructured Facility. The
                  Debtors and the Subsidiaries shall take all steps necessary to implement the Restructured Facility, including, without
                  limitation, the granting or amendment of liens and security interests and providing information to the Pre-Petition Agent or the Pre-Petition Lenders as may be reasonably requested. To anticipate a future refinancing of the Restructured Facility, prior to the Effective Date and subject to the consent of the lenders under the Restructured Facility, certain property of the Debtors may be transferred to "special purpose" entities that are affiliates of the Debtors, and, subject to the
                  consent of the lenders under the Restructured Facility, such entities may become borrowers and/or guarantors under the
                  Restructured Facility, which transfers, borrowings and/or
                  guarantees will facilitate such future refinancing. The
                  Restructured Facility also will be used to provide the
                  additional borrowing capacity required by the Reorganized
                  Debtors and the Subsidiaries following the Effective Date to maintain their operations.

                  The Restructured Facility is described in detail in the term sheet that will be filed as Exhibit A to this Amendment (the
                  "Term Sheet"). To the extent, if any, that either the Term
                  Sheet or the Restructured Facility conflict with this
                  Amendment, the Restructured Facility shall control. The
                  Restructured Facility consists of a term loan of $275 million, and a revolving loan facility of between $25 to $30 million, all of which debt is secured by not less than (i) a first
                  priority Lien on and security interest in all of Debtors'
                  assets that secure the debt under the Credit Facility, and
                  (ii) guarantees from the Subsidiaries that are secured by a first priority security interest in and Lien upon all assets of the Subsidiaries that secure the debt under the Credit
                  Facility, except for the San Antonio Co-Location Facility if it is sold in a transaction that pays down the Credit
                  Facility, or as otherwise agreed to by the Agent. The
                  revolving loan facility portion of the Restructured Facility shall have a "first out" priority in this collateral as
                  further described in the Term Sheet.

                  At Closing, after receipt in full of all consideration due to the Designated Post-Petition Lenders and DIP Lenders
                  hereunder, including, but not limited to, payment in full of the DIP Facility and payment in full of the Designated Post-

                  Petition Loans, including fees and expenses thereunder, and the effectiveness of the discharge granted hereunder, the
                  provisions of the DIP Facility and the Designated
                  Post-Petition Loans will be terminated. All Liens of the
                  Post-Petition Agent and the Designated Post-Petition Lenders
                  pursuant to the DIP Facility and Financing Orders, wherever located, will, as a result, be extinguished; provided,
                  however, that nothing in this Plan shall release or affect (i)
                  any of the Pre-Petition Lenders' Liens and security interests securing the Credit Facility or the Restructured Facility, or
                  (ii) the Subsidiaries' obligations to the Pre-Petition
                  Lenders.

III.     RELEASES

         A.       Section XVI.I of the Plan is hereby amended to include the following as a new Section XVI.I.7:

                  EFFECTIVE AS OF THE CLOSING, EACH OF THE DESIGNATED
                  POST-PETITION LENDERS, THE PRE-PETITION LENDERS (INCLUDING IN
                  THEIR CAPACITY AS LENDERS UNDER THE RESTRUCTURED FACILITY) AND
                  THE DIP LENDERS SHALL BE RELEASED FROM ANY AND ALL CLAIMS,
                  OBLIGATIONS, RIGHTS, CAUSES OF ACTION, AND LIABILITIES ARISING
                  ON OR BEFORE THE CLOSING DATE THAT THE DEBTORS OR ANY OF THE
                  DEBTOR'S DIRECT AND INDIRECT SUBSIDIARIES MAY BE ABLE TO
                  ASSERT IN ANY CAPACITY AGAINST THE DESIGNATED POST-PETITION
                  LENDERS, THE PRE-PETITION LENDERS (INCLUDING IN THEIR CAPACITY
                  AS LENDERS UNDER THE RESTRUCTURED FACILITY) AND THE DIP
                  LENDERS ARISING FROM OR RELATED TO THE DIP FACILITY, THE
                  FINANCING ORDERS, THE POST-PETITION CREDIT AGREEMENT, THE
                  CREDIT AGREEMENT OR THE NEGOTIATION OR DOCUMENTATION OF THE
                  RESTRUCTURED FACILITY.

IV.      RISK FACTORS

         A.       Section V.A.3 of the First Amended Disclosure Statement is
                  hereby deleted in its entirety.

V.       AMENDMENT TO SECURITIES PURCHASE AGREEMENT

A.                The Securities Purchase Agreement, to the extent necessary and only with respect to material and relevant items, will be
                  amended in accordance with its terms to reflect the changes to the Plan provided herein.

VI.      VOTING AND THE SECOND CONFIRMATION HEARING

         A.       VOTING

                  The voting procedures set forth in the First Amended
         Disclosure Statement are hereby amended and supplemented as follows:

                  By Order of the Court, the Second Amended Plan and Second
         Amended Disclosure Statement are only being sent to solicit acceptances from Class 1, because the treatment of all other Classes remains unchanged from the First Amended Plan.

         Accordingly, other Classes will not be re-solicited. The Court has further ordered September 12, 2002, at 5:00 p.m. E.D.T. is and shall be the date on which the claims register maintained by Debtors' voting and balloting agent, Donlin, Recano & Co., Inc. ("Donlin"), shall be deemed closed for purposes of determining whether a holder of a Class 1 Claim is the record holder entitled to vote on the Second Amended Plan (the
         "Class 1 Voting Record Date"). For purposes of voting on the Second
         Amended Plan, neither Debtors nor Donlin shall have any obligation to recognize a claim transferred after the Class 1 Voting Record Date and may rely on the records of the Agent as to who the beneficial holders are on such date.

                  Pursuant to Rule 3017(c) of the Federal Rules of Bankruptcy
         Procedure, to be counted, Class 1 Ballots for accepting or rejecting the Plan must be received by Donlin at the following address, no later than 5:00 p.m. (New York time) on October 7, 2002 (the "Class 1 Voting
         Deadline").

         IF BY HAND OR OVERNIGHT COURIER:    IF BY MAIL:

         Pinnacle Towers, Inc.               Pinnacle Towers, Inc.
         c/o Donlin, Recano & Company, Inc.  c/o Donlin, Recano & Company, Inc.
         419 Park Avenue South               P.O.  Box 2034
         New York, NY 10016                  Murray Hill Station
         Attention:  Voting Department       New York, NY 10156-0701
         Phone:   (212) 481-1411
         Fax:     (212) 481-1416

                  Unless a Ballot is received by Donlin on or before the Class 1
         Voting Deadline, it will not be counted for purposes of voting on the
         Second Amended Plan.

                  If you do not receive a ballot and believe that you are
         entitled to vote, promptly contact Donlin using the contact information listed above.

         B.       SECOND CONFIRMATION HEARING

                  Section 1128 of the Bankruptcy Code requires the Court, after notice, to hold a hearing on Confirmation of the Plan. Section 1128(b) of the
Bankruptcy Code provides that any party in interest may object to Confirmation of the Plan.

                  The Second Confirmation Hearing in respect of the Second
Amended Plan has been scheduled for October 9, 2002, at 10:00 a.m., in the courtroom of the Honorable Burton R. Lifland, United States Bankruptcy Court,
Alexander Hamilton Custom House, One Bowling Green, New York, New York 10004.
The Second Confirmation Hearing may be adjourned from time to time by the Court without further notice except for an announcement of the adjourned date made at the Second Confirmation Hearing. Any objection to Confirmation of the Second
Amended Plan must be made in writing and specify in detail the name and address of the objecting party, all grounds for the objection, and the amount of the
Claim held by the objecting party. Objections must be accompanied by a brief setting forth the law and facts relied upon in making the objection.

                  Objection, if any, to Confirmation of the Second Amended Plan
must be filed electronically with the Court and served upon all parties who have filed a demand for service under Bankruptcy Rule 2002(i), and upon the following parties, together with proof of service, such that the objection is received no later than noon on October 7, 2002:

DEBTORS                                  COUNSEL TO DEBTORS
-------                                  ------------------
Pinnacle Towers III Inc.                 Holland & Knight LLP
Pinnacle Holdings Inc.                   195 Broadway, 24th Floor
Pinnacle Towers Inc.                     New York, NY 10007
Pinnacle San Antonio LLC                 Attention: Sandra E. Mayerson, Esq.
301 North Cattlemen Road, Suite 300                 Barbra R. Parlin, Esq.
Sarasota, Florida  34232-6427            Facsimile: (212) 385-9010
Attention: William T. Freeman            Email: smayerson@hklaw.com
Facsimile: (941) 308-0306                       brparlin@hklaw.com

COUNSEL TO CREDITORS' COMMITTEE          COUNSEL TO THE AGENT BANK
-------------------------------          -------------------------
Kramer, Levin, Naftalis & Frankel, LLP   Winstead Sechrest & Minick P.C.
919 Third Avenue                         5400 Renaissance Tower
New York, New York 10022                 1201 Elm Street
Attention: Thomas Moers Mayer Esq.       Dallas TX 75270
           Beatrice O'Brien, Esq.        Attention: R. Michael Farquhar, Esq.
Facsimile: (212) 715-8000                           Phillip Lamberson, Esq.
Email: tmayer@kramerlevin.com            Facsimile: (214) 745-5390
       bo'brien@kramerlevin.com          Email:     farquhar@winstead.com
                                                    plamberson@winstead.com
                                        - and -

                                         Winstead Sechrest & Minick P.C.
                                         100 Congress Avenue, Suite 800
                                         Austin TX 78701
                                         Attention: Berry D. Spears, Esq.
                                         Facsimile: (512) 370-2850
                                         Email: bspears@winstead.com

                                         - and -

                                         Clifford Chance US LLP
                                         200 Park Avenue
                                         New York, New York10166
                                         Attention: Margot B. Schonholtz, Esq.
                                                    John S. Mairo, Esq.
                                         Facsimile: (212)878-8375
                                         Email:
                                           margot.schonholtz@cliffordchance.com
                                           john.mairo@cliffordchance.com

COUNSEL TO FORTRESS AND GREENHILL          OFFICE OF UNITED STATES TRUSTEE
---------------------------------          -------------------------------
Skadden, Arps, Slate, Meagher & Flom LLP   33 Whitehall Street
Four Times Square                          New York, New York 10004
35th Floor                                 Facsimile: (212) 668-2255
New York, New York 10036-6522              Attention: Greg Zipes, Esq.
Attention: Randall H. Doud, Esq. and
           Sally McDonald Henry, Esq.
Facsimile: (212) 735-2000
Email: rdoud@skadden.com
       shenry@skadden.com

VII.     TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

         A.       REJECTION OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

                  Throughout the Plan and Disclosure Statement, wherever there appears a discussion of the time by which Debtors are required to reject executory contracts and unexpired leases, such discussion shall be and hereby is deemed to provide that Debtors shall have until the Second Confirmation Hearing to reject executory contracts and unexpired leases. The Confirmation Order shall constitute an order of the Court under Section 365 of the Bankruptcy Code approving any contract and lease rejections not previously approved, effective as of the Effective Date.

         B.       ASSUMPTION OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

                  Throughout the Plan and Disclosure Statement, wherever a
discussion concerning the assumption of executory contracts or unexpired leases appears, such discussion shall be amended to provide that, as of the Effective
Date, each Debtor shall be deemed to have assumed each executory contract and unexpired lease to which it is a party, unless such contract or lease (i) was previously assumed or rejected by such Debtor, (ii) previously expired or terminated pursuant to its own terms, or (iii) is the subject of a motion to reject filed on or before the Second Confirmation Hearing. The Confirmation
Order shall constitute an order of the Court under Section 365 of the Bankruptcy
Code approving contract and lease assumptions not previously approved, effective as of the Effective Date.

Dated:   New York, New York
         September 18, 2002
                                     PINNACLE TOWERS III INC.

                                     By:  /s/ STEVEN R. DAY
                                          -------------------------------------
                                     Name: Steven R. Day
                                     Title: Director, Chief Executive Officer

                                PINNACLE HOLDINGS INC.,

                                By:  /s/ STEVEN R. DAY
                                     ---------------------------------------
                                Name:  Steven R. Day
                                Title: Director, Chief Executive Officer

                                PINNACLE TOWERS INC.

                                By:  /s/ STEVEN R. DAY
                                     ---------------------------------------
                                Name:  Steven R. Day
                                Title: Director, Chief Executive Officer
                                PINNACLE SAN ANTONIO LLC

                                By: /s/ STEVEN R. DAY
                                     ---------------------------------------
                                Name:  Steven R. Day
                                Title: Director, Chief Executive Officer

Holland & Knight llp

By:  /s/ SANDRA E. MAYERSON
     ---------------------------------------
         Sandra E. Mayerson, Esq. (SM-8119)
         Barbra R. Parlin, Esq. (BP-4914)
195 Broadway
New York, New York 10007
Telephone:  (212) 513-3200
Facsimile:  (212) 385-9010
Email:   smayerson@hklaw.com
         brparlin@hklaw.com

Attorneys for Pinnacle Towers III, Inc.,
Pinnacle Holdings Inc., Pinnacle
Towers Inc. and Pinnacle San Antonio LLC
Debtors and Debtors-in-Possession